Exhibit 10.10

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is entered into as of this 7th day of April, 2008, by and between BMR-GATEWAY BOULEVARD LLC, a Delaware limited liability company (“Landlord”), and REVANCE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Office Lease dated as of March 31, 2008 (the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 7555 Gateway Boulevard in Newark, California (the “Building”);

B. WHEREAS, Landlord and Tenant wrongly computed the TI Costs and wish to correct the same; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. TI Costs. The first (1st) sentence of Section 4.4 of the Lease is hereby replaced in its entirety with the following; “Landlord shall cause the Tenant Improvements to be constructed pursuant to the Work Letter at Landlord’s cost not to exceed Two Million Seven Hundred Eleven Thousand Three Hundred Forty Dollars ($2,711,340) (the “TI Costs”). ”

3. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

4. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given

Form dated 5/3/07

any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

5. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-GATEWAY BOULEVARD LLC, a Delaware limited liability company

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive V.P.

TENANT:

REVANCE THERAPEUTICS, INC., a Delaware corporation

By:	/s/ L. Daniel Browne
Name:	L. Daniel Browne
Title:	President / CEO